Exhibit 99.1

SPI Energy Relocates Its Corporate Headquarters to Sacramento County, California

Sacramento headquarters is ideally situated to support the Company’s rapidly growing US solar module manufacturing strategy

SACRAMENTO, CA / ACCESSWIRE / MAY 9, 2022 / SPI Energy Co., Ltd. ("SPI Energy" or the "Company") (NASDAQ: SPI), a global renewable energy company and provider of solar storage and electric vehicle (EV) solutions for business, residential, government, logistics and utility customers, today announced plans to relocate its global headquarters from Santa Clara to 4803 Urbani Ave, McClellan Park, CA 95652.

“We are proud to call California home and participate in the transformation to sustainable energy solutions,” stated Mr. Xiaofeng Denton Peng, Chairman & Chief Executive Officer of SPI Energy. “As sales continue to grow from our increasing production capacity at our solar module manufacturing facility in Northern California, relocating our global headquarters to within close proximity to these operations provides tremendous strategic value, creating positive synergies across our solar and renewable energy business development efforts.”

Approximately 33% of California’s electricity came from renewable energy in 2019 and the state is targeting 50% renewable generation by 2025. California has also mandated an end to the sale of gasoline-fueled cars by 2035.

About SPI Energy

SPI Energy Co., Ltd. (NASDAQ: SPI) is a global renewable energy company and provider of solar storage and electric vehicle (EV) solutions that was founded in 2006 in Roseville, California and is now headquartered in Sacramento, California.

The company has three core divisions: SolarJuice residential solar, the commercial & utility solar division comprised of SPI Solar and Orange Power, and the EdisonFuture/Phoenix Motor EV division. SolarJuice is the leader in renewable energy system solutions for residential and small commercial markets and has extensive operations in the Asia Pacific and North America markets. The commercial & utility solar division provides a full spectrum of EPC services to third party project developers, and develops, owns and operates solar projects that sell electricity to the grid in multiple countries, including the U.S., U.K., and Europe. Phoenix Motor is a leader in medium-duty commercial electric vehicles, and is developing EV charger solutions, electric pickup trucks, electric forklifts, electric scooters, and other EV products.

SPI maintains global operations in North America, Australia, Asia and Europe and is also targeting strategic investment opportunities in fast growing green industries such as battery storage, charging stations, and other EVs which leverage the Company's expertise and substantial solar cash flow.

For more information on SPI Energy and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company's public filings and press releases available under the Investor Relations section at www.SPIgroups.com or available at www.sec.gov.

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Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may," "might," "will," "intend," "should," "could," "can," "would," "continue," "expect," "believe," "anticipate," "estimate," "predict," "outlook," "potential," "plan," "seek," and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's current expectations and speak only as of the date of this release. Actual results may differ materially from the Company's current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of the Company's annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

SPI Energy Co., Ltd. Contact:

IR Department
ir@spigroups.com

Dave Gentry
RedChip Companies, Inc.
Phone:(407) 491-4498
SPI@redchip.com

SOURCE: SPI Energy Co., Ltd.

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